EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-108108 of Palmetto Bancshares, Inc. on Form S-8 of our report, dated January 21, 2005, appearing in the Annual Report on Form 10-K filed March 16, 2005 of Palmetto Bancshares, Inc. for the year ended December 31, 2004.

Greenville, South Carolina

March 15, 2005